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                                                                  EXHIBIT 99.4

                                IMRE CORPORATION
                  INCENTIVE STOCK OPTION AND APPRECIATION PLAN
                           (AS AMENDED JUNE 26, 1992)

1.       PURPOSE OF THE PLAN

         This Incentive Stock Option and Appreciation Plan ("Plan") is intended to further the interests of IMRE Corporation (the "Company") by providing certain incentives to key employees of the company, including where appropriate part-time employees, who are largely responsible for the management, growth and protection of the business, and who are making and can continue to make substantial contributions to the success of its business. The Company intends, from time to time during the effective period of this Plan, to grant to such employees as may be selected in the manner provide below, options to purchase shares of the Common Stock, $.02 par value, of the Company and/or stock appreciation rights as hereinafter provided, subject to the conditions specified in this Plan.

2.       ADMINISTRATION OF THE PLAN

         This Plan shall be administered by the Board of Directors or, of so designated, by a Stock Option Committee of the Company or by such other Committee composed of members of the Board of Directors of the Company as may be designated by the Board of Directors (the Board of Directors or such Committee is hereinafter termed the "Committee"). If such a committee is designated, all of its members shall be disinterested persons within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.

         Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion, among other things, (a) to determine the employees to be granted options and/or stock appreciation rights and whether a stock appreciation right shall be related to an option (whenever granted), (b) to determine the number of shares with respect to which options and/or stock appreciation rights are to be granted, provided that for options granted prior to January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted options in any calendar year (under all option plans of the Company, its parent corporation and its subsidiaries) shall not exceed $100,000 plus any unused limit carryover for such year as defined and determined in accordance with
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and provided further, that for options granted hereunder after December 31, 1986 the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which options under this plan (and all option plans of the Company, its parent corporation and


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its subsidiaries) are exercisable for the first time by the optionee during the calendar year shall not exceed $100,000, (c) to determine the time or times at which options and stock appreciation rights will be granted, (d) to determine the option price of the shares subject to each option and the exercise price of each stock appreciation right, which prices shall not be less than the minimum prices specified in Section 6 of this Plan, (e) to determine the time or times at which each option and each stock appreciation right becomes exercisable and the duration of the exercise period, provided that no option or stock appreciation right shall be exercisable during the initial twelve-month period after grant, (f) to determine whether upon exercise of a stock appreciation right the holder thereof shall receive stock, cash, or a combination thereof,
(g) to require, if the Committee shall so determine, the surrender for cancellation to the Company or other options or stock appreciation rights held by the optionee or holder in connection with the grant or continued effectiveness of options or stock appreciation rights granted hereunder, (h) to determine the provisions and forms of the instruments evidencing any options and stock appreciation rights granted under this Plan (which shall not be inconsistent with this Plan but need not be identical), (i) to adopt, amend and rescind such rules and regulations as, in its option, may be advisable in the administration of this Plan, including such rules and regulations as may be advisable to qualify options granted hereunder as "incentive stock options" as defined in Section 422A of the Code.

3.       SHARES AVAILABLE FOR OPTIONS AND STOCK APPRECIATION RIGHTS

         Subject to the provisions of Section 11 of this Plan the aggregate number of shares of Common Stock with respect to which options and/or stock appreciation rights may be granted under the Plan shall not exceed 750,000 shares.

         The shares to be delivered upon exercise of options and stock appreciation rights under this plan shall be made available either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market.

         If an option or stock appreciation right granted under this plan shall expire or terminate unexercised as to an shares covered thereby (other than an option or stock appreciation right surrendered for cancellation upon exercise of the related right or option), such shares shall thereafter be available for the granting or other options or stock appreciation rights under this Plan.

4.       ELIGIBILITY

         Options and stock appreciation rights will be granted only to persons who are employees of the Company, any parent corporation or of any subsidiary of the Company. The term "parent corporation" shall have the meaning given in
Section 425 of the Code


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and the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in that section of the Code, as the same may be amended from time to time. The term "employees" shall include officers as well as other employees of the Company or of any parent corporation or any subsidiary of the Company and shall include directors who are also employees of the Company, any parent corporation or of a subsidiary of the Company. Neither the members of the Committee nor any member of the Board of Directors who is not an employee of the Company (or of any subsidiary or parent corporation of the Company) shall be eligible to receive an option or stock appreciation right under this Plan.

         In selecting the individual to whom options or stock appreciation rights shall be granted, as well as in determining the number of shares subject to and the terms and provisions of each option and stock appreciation right, the Committee shall weigh such factors as it shall deem relevant to accomplish the purpose of this Plan.

         An individual who has been granted an option or stock appreciation right may, if he is otherwise eligible, be granted an additional option or options or an additional stock appreciation right or rights, if the Committee shall so determine. No option shall be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent corporation or subsidiary, except as permitted by Section 422A(c)(8) of the Code.

5.       TERM OF OPTIONS AND STOCK APPRECIATION RIGHTS

         The full term of each option and stock appreciation right granted hereunder shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof. Each option and stock appreciation right shall be subject to earlier termination as provided in Paragraphs (d) and (e) of Section 10 hereof.

6.       OPTION PRICE AND EXERCISE PRICE OF STOCK APPRECIATION RIGHTS

         The option price shall be determined by the Committee at the time an option is granted, and shall not be less than 100 percent of the fair market value (but in no event less than par value) of the shares covered thereby at the time the option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee. The exercise price of a stock appreciation right related to an option shall be the option price of the related option. The exercise price of a stock appreciation right not related to an option shall be determined by the Committee at the time the stock appreciation right is granted and shall not be less than 100% of the fair market value of the shares with respect to which a stock appreciation right is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee.


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7.       STOCK APPRECIATION RIGHTS

         Subject to and in accordance with the provisions of this Plan and the relevant instrument, (a) upon exercise of stock appreciation rights related to an option, the holder will be entitled to receive an amount equal to the excess of the fair market value of the shares covered by the related option surrendered, or portion thereof, over the aggregate option price of such shares, and (b) upon exercise of stock appreciation rights not related to an option, the holder will be entitled to receive an amount equal to the excess of the fair market value of the shares covered by the stock appreciation rights over the aggregate exercise price of such stock appreciation rights. Such payment may be made in shares of Common Stock (valued at fair market value at the date of exercise, determined in accordance with the procedures to be established by the Committee), in cash, or a combination thereof, as the Committee deems advisable in the exercise of its discretion. The Company's obligation to deliver Common Stock, cash or a combination thereof upon the exercise of any stock appreciation rights shall be subject to applicable federal, state and local tax withholding requirements.

8.       NON-TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

         No option or stock appreciation right granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such option or stock appreciation right may be exercised during his lifetime only by him.

9.       PRIVILEGES OF STOCK OWNERSHIP; PURCHASE FOR INVESTMENT

         An optionee or holder of a stock appreciation right shall not be entitled to any privileges incident to stock ownership as to any shares of stock until certificates representing shares have actually been issued and delivered to him. Upon the exercise of an option or receipt of shares upon exercise of a stock appreciation right, unless there is in effect at that time a registration statement under the Securities Act of 1933 covering the exercise of the option or the stock appreciation right and permitting the resale to the public of shares acquired under this Plan (and, if required, there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act), the optionee or holder of a stock appreciation right shall, unless otherwise determined by the Committee, (i) represent and warrant in writing to the Company that the shares acquired are being acquired for investment and not with a view to the distribution thereof, (ii) acknowledge that the shares acquired may not be sold unless registered for sale under said Act or pursuant to an exemption from such registration, and (iii) agree that the certificates evidencing such shares shall bear a legend to the effect of clauses (i) and (ii). If, subsequent to any such acquisition for investment, there should become effective under the Securities Act of 1933 a registration statement permitting the resale to the public of shares so acquired and, if required, there is available for delivery by the optionee or


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holder of a stock appreciation right a prospectus meeting the requirements of
Section 10(a)(3) of said Act, then any representations and warranties previously made that such shares were being acquired for investment and not with a view to the distribution thereof shall not preclude the optionee or holder of a stock appreciation right from selling such shares pursuant to the registration statement and in the event of any such sale the holders of such shares shall be released from such representations and warranties with respect to shares sold by them pursuant to such registration statement. No shares shall be required to be sold or issued upon the exercise of any option or stock appreciation right unless and until any then applicable requirements of the Securities and Exchange Commission, other regulatory agencies having jurisdiction and each stock exchange upon which securities of the Company may then be listed shall have been fully complied with.

10.      EXERCISE OF OPTION AND STOCK APPRECIATION RIGHTS

         (A) Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such option, provided, that for options granted hereunder prior to January 1, 1987, no such option shall be exercisable when there is outstanding any incentive stock option granted to any employee prior to the grant of the option, granted to an employee prior to the grant of the option, provided, further, that no option granted under this Plan shall be exercisable prior to twelve months following the date of grant of such option.

         (B) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase, and shall at the time of exercise (i) tender in cash the full purchase price of the shares he has elected to purchase, provided that the Committee in its discretion may permit payment of the purchase price to be made by delivery to the Company of shares of Common Stock owned by him, which shares shall be valued in accordance with procedures established by the Committee; and (ii) surrender for cancellation the related stock appreciation right, if any.

         (C) Stock appreciation rights shall be exercisable on such date or dates and during such period as shall be determined pursuant to the provisions of the instrument evidencing such stock appreciation rights, provided that not stock appreciation right and no related option contemporaneously granted shall be exercisable prior to twelve months following the grant of such right or option, except that this limitation shall not apply in the event of the death or disability of the holder prior to the expiration of such period. Stock appreciation rights shall be exercised by the holder giving written notice thereof on the prescribed form and surrendering for cancellation the related option, if any.

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         (D) No option or stock appreciation right shall be affected by any change of duties or position of the optionee or holder (including transfer to or from a subsidiary), so long as he continues to be an employee of the Company or one of its subsidiaries. If an optionee or holder shall cease to be such an employee for any reason other than death, such option or stock appreciation right shall thereafter be exercisable only to the extent of the exercise rights, if any, which had accrued as of the date of such cessation, provided that upon any such cessation of employment, the right to exercise shall terminate upon the expiration of thirty days from the date of such cessation of employment. The instruments evidencing options and stock appreciation rights granted under this Plan may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in this Plan or in any option or stock appreciation right granted hereunder shall confer upon any optionee or holder any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate his employment at any time.

         (E) Should an optionee or holder of a stock appreciation right die while in the employ of the Company or any subsidiary of the Company, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any option or stock appreciation right theretofore granted such optionee or holder may, in either case, exercise such option or stock appreciation right at any time prior to expiration of its full term or of three months from the date of death of the optionee or holder, whichever is earlier, provided that any such exercise shall be limited to the exercise rights which had accrued as of the date of death of the employee; provided further, however, that the Committee may provide in the instrument evidencing any option or stock appreciation right that such option or such stock appreciation right shall become exercisable as to all shares covered thereby immediately upon the date of the optionee or holder.

11.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         The instruments evidencing options and stock appreciation rights, respectively, granted hereunder shall contain such provisions as the Committee shall determine for (among other things) adjustment of the total number and classes of shares covered thereby, or of the option or exercise prices, or both, and for the adjustment of stock appreciation rights to whatever extent that it is determined that any change described below equitably requires adjustment, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock split-ups, recapitalizations, reorganizations, mergers, consolidations, combinations, or exchanges of shares or the like, of or by the Company. In the event of any such change, the aggregate number of and classes of shares for which options may thereafter be granted under the Plan and the aggregate number and terms of stock appreciation rights which may thereafter be granted,

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may be appropriately adjusted as determined by the Committee so as to reflect such change.

12.      AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

         The Board of Directors may at any time terminate or from time to time amend or suspend this Plan; provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in
Section 11 hereof, (a) increase the aggregate number of shares as to which options or stock appreciation rights may be granted under this Plan either to all individuals or to any one individual, (b) change the minimum option price of options or the exercise price of stock appreciation rights, (c) increase the maximum period during which options or stock appreciation rights may be exercised, or (d) extend the effective period of this Plan. No option or stock appreciation right may be granted during any suspension of this Plan or after this Plan has been terminated and no amendment, suspension or termination shall, without the optionee's or holder's consent, alter or impair any of the rights or obligations under any option or stock appreciation right theretofore granted to him under this Plan.

13.      EFFECTIVE DATE AND DURATION OF PLAN

         This Plan shall become effective upon its approval by the shareholders of the Company. No options and no stock appreciation rights may be granted under this Plan subsequent to June 6, 1995.


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